Exhibit 99.1
Contact:
RCN
Richard Ramlall, SVP Strategic External Affairs and Programming, (703) 434-8430
Lippert/Heilshorn & Associates
Carolyn Capaccio, (212) 838-3777, ccapaccio@lhai.com
RCN Corporation Announces Stockholder Approval of Merger Agreement with Affiliates of ABRY Partners
HERNDON, Va., May 19, 2010 — RCN Corporation (NASDAQ: RCNI) announced that at its special meeting of stockholders held on May 19, 2010, its stockholders adopted the Agreement and Plan of Merger, dated March 5, 2010, between RCN and affiliates of an investment fund managed by ABRY Partners, and approved the transactions contemplated thereby. If the transactions contemplated by the Agreement and Plan of Merger are consummated, RCN will be acquired by affiliates of ABRY Partners.
Approximately 83% of the shares of RCN common stock issued and outstanding as of the close of business on April 12, 2010, the record date for the special meeting, were present in person or by proxy at the special meeting. Of the shares present at the special meeting, approximately 99% were voted in favor of the adoption of the Agreement and Plan of Merger, representing approximately 82% of the total number of shares of RCN common stock issued and outstanding as of the record date.
The completion of the transactions contemplated by the Agreement and Plan of Merger is subject to the receipt of specified regulatory approvals, including the receipt of required consents and approvals of the Federal Communications Commission, as well as the satisfaction of other customary closing conditions. RCN continues to expect that the transactions contemplated by the Agreement and Plan of Merger will be completed in the second half of 2010.
About RCN Corporation
RCN Corporation (NASDAQ: RCNI), www.rcn.com, is a competitive broadband services provider delivering all-digital and high definition video, high-speed internet and premium voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through its RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. (RCNI-G)
About ABRY Partners
Based in Boston, Massachusetts, ABRY Partners enjoys a position as one of the most experienced and successful media and communications focused private equity investment firms in North America. Since 1989, ABRY Partners has completed over $21 billion of leveraged transactions and other private equity and mezzanine investments, representing investments in more than 500 media and communications properties.
RCN Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, include (without limitation): the ability to obtain regulatory approvals of the proposed transactions on the proposed terms and schedule; our ability to maintain relationships with customers, employees or suppliers following the announcement of the proposed transactions; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; and the risk that the proposed transactions may not be completed in the time frame expected by the parties or at all. This information is qualified in its entirety by additional cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of additional factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission. RCN undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
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